EXHIBIT 99.1

FOR IMMEDIATE RELEASE

ARKANSAS BEST CORPORATION

DECLARES A $0.03/SHARE QUARTERLY DIVIDEND

(Fort Smith, Arkansas, October 25, 2013) — The Board of Directors of Arkansas Best Corporation (Nasdaq: ABFS) has declared a quarterly cash dividend of three cents ($0.03) per share to holders of record of its Common Stock, $0.01 par value, on November 8, 2013, payable on November 22, 2013.

Arkansas Best Corporation, headquartered in Fort Smith, Arkansas, is a freight transportation services and integrated logistics solutions provider. Through its various subsidiaries, Arkansas Best offers a wide variety of logistics solutions including: domestic and global transportation of less-than-truckload (“LTL”) and full load shipments, expedited ground and time-definite delivery solutions, freight forwarding services, freight brokerage, oversight of roadside assistance and equipment services for commercial vehicles, and household goods moving market services for consumers, corporations and the military. More information is available at arkbest.com, abf.com and pantherexpedite.com.

Contact:  Mr. David Humphrey, Vice President of Investor Relations

Telephone: (479) 785-6200

END OF RELEASE